EXHIBIT 99.1

CONSTAR INTERNATIONAL INC. COMMENTS ON FEDERAL
DISTRICT COURT’S FAVORABLE RULING IN OXBAR LICENSING MATTER

PHILADELPHIA, November 26, 2002. Constar International Inc. (Nasdaq: CNST) announced today that a federal court has ruled in favor of Crown Cork & Seal Technologies Corporation, a subsidiary of Crown Cork & Seal Company, Inc., in its litigation with Chevron Phillips Chemical Company LP and Chevron Research and Technology Company relating to OXBARTM oxygen-scavenging technology that Crown contributed to Constar at the time of Constar’s November 15, 2002 initial public offering. The holding confirmed Crown and Constar’s position that Constar retained rights to certain technology that is the subject of a patent infringement claim by Crown against Continental PET Technologies, Inc, a subsidiary of Owens-Illinois, Inc.

Constar’s patented OXBAR oxygen-scavenging technology increases the shelf life of packaged foods and beverages and is used to manufacture PET bottles for oxygen-sensitive products, such as juice, tea and beer. The United States District Court for the District of Delaware agreed with Crown and Constar’s position that a license granted to Chevron does not include the rights that Crown and Constar claim are being infringed by Continental PET. Continental PET purports to have a license to the OXBAR oxygen-scavenging technology from Chevron. The court found that Continental PET’s bottles are not within the rights licensed to Chevron by Crown. Subject to any appeal by Chevron, the decision will allow Constar to pursue the lawsuit that Crown initiated against Continental PET, which is in its initial stages and was stayed pending resolution of the Chevron claims.

Philadelphia-based Constar is a leading global producer of PET (polyethylene terephthalate) plastic containers for food, soft drinks and water. The company provides full-service packaging solutions, from product design and engineering to ongoing customer support. Its customers include many of the world’s leading branded consumer products companies

Earlier this month, Crown completed the sale of 10.5 million shares of Constar common stock and Constar completed the sale of $175 million aggregate principal amount of senior subordinated notes. This press release shall not constitute an offer to sell or the solicitation of an offer to buy Constar common stock or senior subordinated notes nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Copies of the written prospectuses relating to the common stock and senior subordinated notes offerings may be obtained from Salomon Smith Barney, Brooklyn Army Terminal, 140 58th Street, Brooklyn, New York 11220 or from Deutsche Bank Securities, 3921 Vero Road, Suite J, Catonsville, Maryland 21227.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the federal securities laws. These forward-

looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release or the actual results of operations or financial condition of Constar to differ include, without limitation, the outcome of any appeal of the Court’s decision, the outcome of the Chevron litigation, the outcome of the Continental PET litigation and the effectiveness of OXBAR. Other important factors are discussed under the caption “Forward-Looking Statements” in Constar’s registration statement relating to the offerings of common stock and senior subordinated notes and in subsequent filings by Constar. Constar does not intend to review or revise any particular forward-looking statement in light of future events.

Contact:

Constar International Inc.
James C. Cook, 215/698-5392
or
Ed Bisno, 212/704-8212

###